UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York11021

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information set forth in “Item 8.01. Other Events” is incorporated herein by reference.

Item 8.01. Other Events.

On February 7, 2011, we entered into an equity underwriting agreement with Deutsche Bank Securities Inc.Pursuant to this agreement, we agreed to issue and sell to Deutsche Bank, and Deutsche Bank agreed to purchase for resale to the public, 2,700,000 shares of our common stock, par value $1.00 per share.Deutsche Bank is offering the shares to the public at a price of $15.85 per share.  In addition, we granted a 30-day option to Deutsche Bank to purchase from us up to an additional 405,000 shares of our common stock.

The foregoing description of the underwriting agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the underwriting agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This offering is being made pursuant to a shelf registration statement we filed with the Securities and Exchange Commission that became effective on January 5, 2011 (Registration No. 333-169495).  Additionally, a prospectus supplement relating to the offering has been filed with the SEC.  The closing of the offering is expected to take place on or about February 11, 2011, subject to the satisfaction of customary closing conditions.  We intend to use the net proceeds from this offering to repay indebtedness and for general corporate purposes, including to fund the future acquisition of properties.

The legal opinion and consent of SNR Denton US LLP relating to the common stock is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(d)                    Exhibits.

Exhibit No.	Description
1.1	Equity Underwriting Agreement, dated February 7, 2011, between One Liberty Properties, Inc. and Deutsche Bank Securities Inc.
5.1	Opinion of SNR Denton US LLP
23.1	Consent of SNR Denton US LLP (included in Exhibit 5.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: February 8, 2011	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President and Chief
Financial Officer